UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

TERRA TECH CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Terra Tech Corp.

2040 Main St., Suite 225

Irvine, CA 92614

Telephone: (855) 447-6967

[________, 2017]

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Terra Tech Corp. (the "Company"), which will be held on [Date], 2017 at [Time] a.m., Pacific Daylight Time, at the Pacific Club, La Jolla Room, 4110 MacArthur Boulevard, Newport Beach, California 92660.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

The Company has enclosed a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with this Notice of Annual Meeting of Stockholders and Proxy Statement. If you would like another copy of the 2016 Annual Report, please call 1-619-664-4780 or visit the Company's website at www.terratechcorp.com.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet, or sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your votes, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

Sincerely,

/s/ Derek Peterson

Derek Peterson

President and Chief Executive Officer

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TERRA TECH CORP.

2040 Main St., Suite 225

Irvine, CA 92614

______________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[DATE], 2017

______________________________________________

The Annual Meeting of Stockholders of Terra Tech Corp., a Nevada corporation, will be held on [Date], 2016 at [Time] a.m., Pacific Daylight Time, at the Pacific Club, La Jolla Room, 4110 MacArthur Boulevard, Newport Beach, California 92660, for the following purposes:

1.	To elect five directors;

2.	To ratify the appointment of Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.

To approve an amendment to the Company's Amended Articles of Incorporation to implement one or more reverse stock splits of the Company's common stock at an aggregate ratio of not less than one-for-five and not more than one-for-fifty, within the discretion of the Board of Directors, at any time or from time-to-time prior to [Date], 2018; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on [_________], 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Michael A. Nahass

Michael A. Nahass

Secretary

[_________, 2017]

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote in person if they so desire. In addition, registered stockholders can cast their vote electronically at https://www.westcoaststocktransfer.com/proxy-trtc/.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [DATE], 2017: This Proxy Statement, proxy card, and the Company's Annual Report on Form 10-K are also available, free of charge, at

https://www.westcoaststocktransfer.com/proxy-trtc/.

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TERRA TECH CORP.

2040 Main St., Suite 225

Irvine, CA 92614

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (collectively, the "Board", and individually, each a "Director") of Terra Tech Corp., a Nevada corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on [Date], 2017 (the "Annual Meeting"). This Proxy Statement and the related proxy card and Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are being mailed or made available via the Internet to stockholders commencing on or about [_________, 2017].

PROXIES AND VOTING

Stockholders Entitled to Vote

Stockholders of record of the Company at the close of business on [Date], 2017 (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, [--] shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") were outstanding and entitled to vote. Also on that date, 100 shares of Series A preferred stock, par value $0.001 per share (the "Series A Preferred Stock") and [--]  shares of Series B preferred stock, par value $0.001 per share (the "Series B Preferred Stock"), of the Company (collectively, the "Preferred Stock") were outstanding and entitled to vote.

Number of Votes

Common Stock: For vote tabulation purposes at the Annual Meeting, each share of Common Stock is entitled to one vote at the Annual Meeting. Collectively, the holders of Common Stock are entitled to [--] votes at the Annual Meeting.

Series A Preferred Stock: For vote tabulation purposes at the Annual Meeting, each share of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which a share of Series A Preferred Stock is convertible. Accordingly, each share of Series A Preferred Stock is entitled to one vote at the Annual Meeting. Collectively, the holders of Series A Preferred Stock are entitled to 100 votes at the Annual Meeting.

Series B Preferred Stock: For vote tabulation purposes at the Annual Meeting, each share of Series B Preferred Stock is entitled to 100 votes for each share of Common Stock into which a share of Series B Preferred Stock is convertible. Accordingly, each share of Series B Preferred Stock is entitled to approximately 538 votes at the Annual Meeting. Collectively, the holders of Series B Preferred Stock are entitled to [--] votes at the Annual Meeting.

Proxy

If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. If your shares are registered directly in your name with the Company's transfer agent, West Coast Stock Transfer Inc., you are considered the stockholder of record with respect to those shares and you may cast your vote in person at the meeting or by any one of the following ways:

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By Telephone: You may call the toll-free number indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

Over the Internet: You may visit the website indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

By Mail: You may mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided.

If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the "beneficial owner" of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.

Proxy Revocation

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy card relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's Secretary at the Company's principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, in either case before the taking of the vote at the Annual Meeting.

Quorum

The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. Broker non-votes will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Shares that abstain from voting on any proposal and "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters). For proposals that require a majority of votes outstanding to pass, these shares will be treated as voted "against" such proposal.

Required Votes

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors. Stockholders have no right to cumulative voting as to any matter, including the election of Directors.

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Regarding each proposal to:

•	ratify the appointment of MGO as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•

approve an amendment to the Company's Amended Articles of Incorporation to implement one or more reverse stock splits of the Company's common stock at an aggregate ratio of not less than one-for-five and not more than one-for-fifty, within the discretion of the Board of Directors, at any time or from time-to-time prior to [Date], 2018 an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.

PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will consider the election of five Directors for terms ending at the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. The following pages contain information about the Company's Directors, including the nominees for re-election.

The current terms of office for Derek Peterson, Kenneth P. Krueger, Michael A. Nahass, Steven J. Ross, and Kenneth Vande Vrede will expire on the day of the Annual Meeting (as soon as they or their successors are elected). The Board, upon the recommendation of the Governance and Nominating Committee, has nominated each of these incumbents for re-election at the Annual Meeting to hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified.

If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board may recommend.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS

Following is information about the five Directors nominated for re-election at this Annual Meeting:

Name	Director or Officer Since	Age	Positions

Derek Peterson	2012	43	President, Chief Executive Officer, and Chairman of the Board

Kenneth P. Krueger	2015	74	Director

Michael A. Nahass	2012	51	Secretary, Treasurer, and Director

Steven J. Ross	2012	59	Director

Kenneth Vande Vrede	2013	40	Chief Operating Officer and Director

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Derek Peterson – Mr. Peterson has served as our President and Chief Executive Officer, and Chairman of the Board, since February 9, 2012. Mr. Peterson began his career in finance with Crowell, Weedon & Co. (now, D.A. Davidson & Co.), the then-largest independent broker-dealer on the West Coast. In his 6 years there, Mr. Peterson became a partner and Branch supervisor where he was responsible for sales of over $10 million. Mr. Peterson was offered an opportunity to build a southern Orange County presence for Wachovia Securities (now, Wells Fargo Advisors), where he became the first Vice President and Branch Manager for their Mission Viejo location. He was instrumental in growing that office from the ground up into the $15 million office it is today. After his term at Wachovia Securities, Mr. Peterson accepted an opportunity for a Senior Vice President position with Morgan Stanley Smith Barney, where he and his team oversaw combined assets of close to $100 million. In addition, he has also been involved in several public and private equity financings, where he has personally funded several projects from angel to mezzanine levels. Mr. Peterson is a CFP® Professional and held his Series 7 (General Securities Representative), Series 9 and 10 (General Securities Sales Supervisor), Series 3 (National Commodity Futures), Series 65 (Investment Advisor Representative), and California Insurance License. Mr. Peterson holds a Bachelor’s degree in Business Management from Pepperdine University. Mr. Peterson also owned a 12% interest in Black Oak Gallery (“Black Oak”) until we acquired Black Oak on April 1, 2016. As a co-owner of Black Oak, Mr. Peterson worked with governmental agencies and tax authorities in Oakland, including working with the city to establish medical cannabis ordinances, competed for a permit to operate, and responded to a city request for proposal. Mr. Peterson’s experiences gained through these matters will assist us in launching and operating the medical marijuana cultivation, production and dispensary businesses of MediFarm, MediFarm I, and MediFarm II, as well as IVXX Inc.’s (“IVXX”) launch of its line of cannabis flowers, cigarettes, and pure concentrates. Mr. Peterson’s background in investment banking led to our conclusion that he should serve as a director in light of our business and structure.

Kenneth P. Krueger – Mr. Krueger has served as a Director since November 2, 2015. Mr. Krueger has been an investment professional since 1967. Mr. Krueger was a co-founder of Canterbury Consulting, an independent consulting firm established in 1988 to provide comprehensive investment advice to institutional clients and high net worth individuals. Mr. Krueger served as Canterbury Consulting’s Chairman of the Board of Directors from 1996 to 1997, founding board member from 1988 to 2011, President from 1997 to 2000, Chief Financial Officer from 1988 to 1996, and Head of Compliance from 1997 to 1998. He left Canterbury Consulting in May 2016 to become an independent financial advisor. Mr. Krueger has gained significant experience in designing and implementing internal controls, policies, and procedures, as well as overseeing regulatory compliance and corporate responsibility as required by the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market, LLC. Prior to founding Canterbury Consulting, Mr. Krueger was with Kidder, Peabody & Co., and prior to that, was with Dean Witter & Company. Mr. Krueger earned a Bachelor’s degree in Marketing from the University of Wisconsin, and completed graduate work at the University of Southern California. Mr. Krueger’s expertise in marketing, human resources, budgeting, leadership, collaboration, and legalities, as well as his perspective on best practices and corporate governance matters and his approach to creating stockholder value, qualifies him for service as one of our directors.

Michael Nahass – Mr. Nahass has served as a Director since January 26, 2012, and as our Secretary and Treasurer since July 20, 2015. Previously, Mr. Nahass served as our President, Secretary and Treasurer from January 26, 2012 until February 9, 2012. Since August 2011, Mr. Nahass has served as Managing Director of Arque Capital, Ltd., of Irvine, California. From September 2009 until August 2011, Mr. Nahass was a Partner, and served as Managing Director/Chief Operating Office of NMS Capital Asset Management, Inc. (“NMS Capital”). Additionally, while at NMS Capital, Mr. Nahass served as Chief Portfolio Manager of the NMS Platinum Funds, LLC. From February 1995 until April 2007, Mr. Nahass was employed in various positions at Morgan Stanley, where his last position was Senior Vice President and Complex Manager, where he directly managed over 200 financial advisors with approximately $20 billion in assets under management. With over 20 years of financial services experience, Mr. Nahass has been and is responsible for private client services, business development, regulatory compliance and strategic development. Mr. Nahass holds a B.S. in Business Administration (1988) from Fairleigh Dickenson University. In addition, he also held NASD Series 3 (National Commodity Futures), Series 7 (General Securities Representative), Series 8 (Supervisory), Series 31 (Managed Futures) and Series 65 (Investment Advisor Representative) licenses. Mr. Nahass’ background in investment banking led to our conclusion that he should serve as director in light of our business and structure.

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Steven J. Ross – Mr. Ross has served as a Director since July 23, 2012, and has over 30 years of senior management experience, ranging from high growth private companies to multi-billion dollar divisions of public enterprises. He joined Ecolane as Worldwide CEO in August 2013, following a consulting engagement as Interim CEO. Ecolane is a private Helsinki, Finland-based software company providing disruptive, specialized software and support services for transportation scheduling, dispatching and tracking. Its United States operations are headquartered in King of Prussia, Pennsylvania, where the company supports statewide contracts in Pennsylvania, Nebraska, Florida and numerous state and local transportation agencies throughout the United States. In June 2016, Ecolane was acquired by National Express PLC, a British publicly-traded leading international transportation company, generating greater than 500% returns for Ecolane’s investors.

Mr. Ross is also a Senior Advisor to MTN Capital Partners, a New York-based Private Equity firm focused on lower middle market transactions. Mr. Ross joined MTN in 2011 as a Managing Director after completing the sale of his previous business. Mr. Ross is also the Lead Director for the Longhai Steel Company, a major steel wire producer based in Xingtai, China. Previously, Mr. Ross was CEO of National Investment Managers from 2006 until its sale to a private equity firm in 2011. Under Mr. Ross’ leadership, the company became the largest independent retirement services company in the country with over $11 billion in assets under administration and operations in 17 cities in the United States.

Between 2001 and 2006, Mr. Ross served as Chairman and CEO of DynTek. During his tenure he successfully transitioned the company from a $5 million software development company to a leading provider of information technology services with annual revenues of over $100 million. From 1998 to 2001, Mr. Ross was Vice President and General Manager of the Computer Systems Division of Toshiba America with overall responsibility for Toshiba’s $3 billion computer business in the U.S. and South America. Prior to joining Toshiba, from 1996 to 1998, Mr. Ross served as President & General Manager – Computer Reseller Division and President of Corporate Marketing at Inacom, a $7 billion Fortune 500 provider of computer products and services. He directed Inacom’s largest operating division, at $2.5 billion, as well as overall corporate and strategic marketing. Prior to his employment at Inacom, Mr. Ross served as Senior Vice President, Sales & Business Development, for Intelligent Electronics, a $3.5 billion Fortune 500 computer reseller, at the time the largest independent supplier of information technology in the United States. Mr. Ross has also held senior management positions at Dell Computer Corporation and PTXI/Bull HN Information Systems.

Mr. Ross has served as Vice-Chairman of the Board of the Computing Technology Industry Association (COMPTIA) and as a board member of the US Internet Industry Association (USIIA). Mr. Ross is an alumnus of Harvard University and a graduate of the Advanced Management Program at Harvard Business School. Mr. Ross’ business experience led to our conclusion that he should serve as Lead Director and Chairman of the Audit Committee in light of our business and structure.

Kenneth Vande Vrede – Mr. Vande Vrede has served as Chief Operating Officer and a Director since February 25, 2013. Mr. Vande Vrede has also served as President of Gro-Rite since January 2012. Gro-Rite is a New Jersey-based retail business that sells products and services related to greenhouse technology, and innovative and sustainable growing techniques. From January 2006 until December 2011, Mr. Vande Vrede served as Vice President of Gro-Rite. From March 1996 until December 2005, he served as Manager of Gro-Rite. Since September 2010, Mr. Vande Vrede has served as Director of New Business and Marketing at our wholly-owned subsidiary, Edible Garden Corp. (“Edible Garden”). Since January 2007, Mr. Vande Vrede has served as Managing Partner at Naturally Beautiful Plant Products LLC. Mr. Vande Vrede is also currently an owner of Gro-Rite Landscape Services LLC. Mr. Vande Vrede attended Montclair State University from 1996 until 1999, where he majored in Business. Mr. Vande Vrede’s entrepreneurial experience and success in gardening retail and specialty farming, evidenced by his ideas that led to the establishment of the businesses in which he works, and his management experience, led to our conclusion that Mr. Vande Vrede should serve as a member of our Board in light of our business and structure.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

The Board reviews the independence of each Director at least annually. During these reviews, the Board will consider transactions and relationships between each Director (and his immediate family and affiliates) and the Company and our management to determine whether any such transactions or relationships are inconsistent with a determination that the Director was independent. The Board determined that Messrs. Ross and Krueger are independent Directors. The determination of independence of directors has been made using the definition of "independent director" contained in Section 5605 of The NASDAQ Stock Market Rules.

Board Meetings

Our Board held one (1) formal meeting during the year ended December 31, 2016, at which time each then-elected Director was present. All other proceedings of our Board were conducted by resolutions consented to in writing by all of the Directors and filed with the minutes of the proceedings of the Board.

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board at its annual meeting of stockholders, Directors are encouraged to attend.

Committees

Audit Committee. On November 4, 2015, the Board established an audit committee (the "Audit Committee") and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. Messrs. Ross and Krueger were appointed to serve on the Audit Committee during 2016, with Mr. Ross designated as Chairman. The Board has determined that Mr. Ross qualifies as an “audit committee financial expert” as defined under applicable SEC rules, and each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market, LLC (“NASDAQ”) and the Securities and Exchange Commission (the "SEC"). The Audit Committee met seven (7) times during 2016. Each member of the Audit Committee attended each meeting. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at http://ir.terratechcorp.com/goverance-docs.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with our management and MGO. The Audit Committee has also discussed with MGO the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from MGO required by applicable requirements of the PCAOB regarding MGO’s communications with the Audit Committee concerning independence, and has discussed with MGO its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

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Compensation Committee. On November 4, 2015, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). Messrs. Ross and Krueger were appointed to serve on the Compensation Committee during 2016, with Mr. Krueger designated as Chairman. Each member of the Compensation Committee meets the independence requirements of NASDAQ and the SEC, is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee held one (1) meeting during 2016. Each member of the Compensation Committee attended each meeting. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, prepare an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at http://ir.terratechcorp.com/governance-docs.

Nominating and Corporate Governance Committee. On November 4, 2015, the Board established the Nominating Committee and approved and adopted a charter (the "Nominating Committee Charter"). Messrs. Ross and Krueger were appointed to serve on the Nominating Committee during 2016, with Mr. Ross designated as Chairman. Each member of the Nominating Committee meets the independence requirements of NASDAQ and the SEC. The Nominating Committee held one (1) meeting during 2016. Each member of the Nominating Committee attended each meeting. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The Nominating Committee also considers candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data and qualifications. The charter of the Nominating and Corporate Governance Committee may be found may be found online at http://ir.terratechcorp.com/governance-docs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled Compensation Discussion and Analysis be included in the Proxy Statement.

Mr. Ross and Mr. Krueger were members of the Compensation Committee during 2016.

Compensation Committee Interlocks and Insider Participation

Mr. Ross and Mr. Krueger were members of the Compensation Committee during 2016. None of the members of the Compensation Committee is or has been an executive officer of the Company. Relationships requiring disclosure under Item 404 of SEC Regulation S-K between the Company and Mr. Ross and Mr. Krueger and disclosed below under Certain Relationships and Related Transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2016.

Board Leadership Structure

The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Mr. Peterson currently serves as our President and Chief Executive Officer and Chairman of the Board. The Board has considered its leadership structure and believes at this time that the Company and its stockholders are best served by having Mr. Peterson serve in these positions. The Board expects to review its leadership structure periodically to ensure that it continues to meet our needs.

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The Board's Role in Risk Oversight

The Board oversees the risk management of the Company. The full Board, as supplemented by the appropriate Board committee in the case of risks that are overseen by a particular committee, reviews information provided by management in order for the Board to oversee risk identification, risk management, and risk mitigation strategies. Our Board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements; our Audit Committee oversees the financial reporting and control risks; and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board during the committee reports portion of the Board meeting, as appropriate. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Code of Ethics

On November 4, 2015, our Board approved and adopted a Code of Ethics (the "Code of Ethics") that applies to all of our Directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals' conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at http://ir.terratechcorp.com/governance-docs.

Communication with the Board of Directors

Security holders may send communications to Board by writing to Terra Tech Corp., 2040 Main Street, Suite 225, Irvine, Califoria 92614, Attention: Board of Directors or to any specified Director. Any correspondence received at the foregoing address to the attention of one or more Directors is promptly forwarded to such Director or Directors.

Certain Relationships and Related Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between the Company and any of its respective officers, directors, beneficial owners of more than 5% of its outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years. The Board has adopted a written policy for approval of those transactions between the Company and those individuals. The policy provides that the independent Directors review transactions subject to the policy and determine whether or not to approve or ratify those transactions. In reviewing transactions subject to the policy, the independent Directors consider, among other factors, the related person’s interest in the transaction, the dollar value of the amount involved in the transaction, the dollar value of the amount of the related person’s interest in the transactio, whether the transaction was undertaken in the ordinary course of business, whether the transaction is proposed to be entered into on terms no less favorable than terms that could have been reached with an unrelated third-party, and the purpose of, and the potential benefits of, the transaction.

During the three months ended March 31, 2016, the Company’s subsidiary, IVXX, purchased raw materials totaling $16,076 from Black Oak, an entity in which the Company’s Chief Executive Officer then-held an ownership interest of 12% prior to the acquisition. On April 1, 2016, the Company acquired Black Oak and it became a wholly-owned subsidiary of the Company. There was no accounts receivable balance from Black Oak as of March 31, 2016.

Prior to the acquisition of Black Oak, IVXX had historically not been charged any rent for use of the space where its extraction lab is located.

The Company leases the land in Belvidere, New Jersey, on which Edible Garden’s greenhouse structure is situated. The land is being leased from Whitetown Realty, LLC, an entity in which David Vande Vrede and Greda Vande Vrede own interests. David Vande Vrede and Greda Vande Vrede are the parents of our director, Kenneth Vande Vrede. The lease commenced on January 1, 2014 and expires December 31, 2029. The current monthly lease amount is $14,423 and increases 1.5% each calendar year.

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On May 7, 2013, Edible Garden entered into a letter agreement with Gro-Rite related to Edible Garden’s right to purchase and distribute a majority of Gro-Rite’s plant products. During 2016 Edible Garden purchased $40,310 of plants from Gro-Rite. Gro-Rite is owned by the parents of our director, Kenneth Vande Vrede. Edible Garden receives a valuable strategic partnership through this letter agreement.

On May 7, 2013, Edible Garden entered into a letter agreement with NB Plants related to Edible Garden’s right to purchase and distribute a majority of NB Plants’ plant products. During 2016 Edible Garden purchased $6,820,724 of plants from NB Plants. The Company terminated this agreement on December 31, 2016. NB Plants is owned by the parents of our director, Kenneth Vande Vrede. Edible Garden receives a valuable strategic partnership through this letter agreement.

Pursuant to an Independent Director Agreement, dated June 9, 2016 by and between the Company and Steven J. Ross, the Company agreed to pay Mr. Ross $8,333 per month for a period of one year. The Company also issued to Mr. Ross an aggregate of 720,721 restricted shares of Common Stock, of which all of the shares vested on the date of appointment. The Company and Mr. Ross also entered into an Indemnification Agreement, dated July 23, 2012, whereby the Company agreed to indemnify Mr. Ross, subject to certain exceptions, for claims against him that may arise in connection with the performance of his duties as one of the Company’s directors.

Pursuant to an Independent Director Agreement, dated as of November 2, 2015, the Company issued to Mr. Krueger an aggregate of 350,000 restricted shares of the Company’s Common Stock that were fully vested on the date of appointment. The Company and Mr. Krueger also entered into an Indemnification Agreement, dated as of November 2, 2015, whereby the Company agreed to indemnify Mr. Krueger, subject to certain exceptions, for claims against him that may arise in connection with the performance of his duties as one of the Company’s directors.

The Company is a party to the following transactions with Martin Kaufman and Salwa Ibrahim, each of whom beneficially owns more than 5% of our outstanding Common Stock. An entity owned 100% by Mr. Kaufman and Mr. Ibrahim owns the property where the Company’s Blum Oakland facility is located. That entity leases the property to an unaffiliated third party for $16,000 per month. The Company subleases the property from the third party for $28,840 per month. The Company pays $24,000 per month in rent for the property where its Oakland, California cultivation facility is located to an entity owned 50% by Mr. Kaufman and Ms. Ibrahim . The Company pays $24,000 per month in rent for the property where its San Leandro, California dispensary and production facility is located to an entity owned 50% by Mr. Kaufman and Ms. Ibrahim. The Company pays approximately $35,000 per month to an entity owned 50% by Mr. Kaufman to provide security at the property where its Blum Oakland facility is located. During the twelve months ended December 31, 2016, the Company purchased $76,638 in products from an entity owned 9% by Mr. Kaufman.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to compensation for the Company's Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)(7)	Total ($)

Derek Peterson (1)	2016	$78,000	$100,000	$–	$31,252	$–	$–	$6,000	$215,252
President, Chief	2015	$78,000	$–	$46,750	$–	$–	$–	$6,000	$130,750
Executive Officer, and	2014	$201,000	$–	$311,765	$–	$–	$–	$6,000	$518,765
Chairman of the Board

Michael Nahass (2)	2016	$150,000	$115,000	$–	$25,570	$–	$–	$6,000	$296,570
Secretary, Treasurer	2015	$126,250	$–	$38,250	$–	$–	$–	$6,000	$170,500
and Director	2014	$210,000	$–	$1,056,415	$–	$–	$–	$6,000	$1,272,415

Kenneth Vande Vrede (3)	2016	$140,000	$100,000	$–	$24,149	$–	$–	$6,000	$270,149
Chief Operating Officer	2015	$124,167	$–	$36,125	$–	$–	$–	$6,000	$166,292
and Director	2014	$110,000	$100,000	$235,555	$–	$–	$–	$2,500	$448,055

Michael James (4)	2016	$150,000	$110,000	$715,038	$25,570	$–	$–	$6,000	$1,006,608
Chief Financial Officer	2015	$126,250	$–	$404,380	$–	$–	$–	$6,000	$536,630
	2014	$132,500	$–	$549,481	$–	$–	$–	$6,000	$687,981

____________

(1)	Appointed President, Chief Executive Officer, and Chairman of the Board on February 9, 2012.

(2)	Appointed Director on January 26, 2012. Appointed Secretary and Treasurer on July 20, 2015.

(3)	Appointed Chief Operating Officer and Director on February 25, 2013.

(4)	Appointed Chief Financial Officer on February 9, 2012.

(5)

For valuation purposes, the dollar amount shown is calculated based on the market price of the Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each Named Executive Officer is set forth below.

(6)

Options are valued utilizing the Black Scholes method with the following inputs: stock price of $0.09, exercise price of $0.09, volatility of 121.62%, years 10, treasury bond rate 2.50% and dividend rate of 0%.

(7)	The amounts disclosed represent a car allowance of $500 per month.

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Narrative Disclosure to Summary Compensation Table

Overview

The following is a narrative discussion of the information that the Company believes is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to fiscal years 2016, 2015 and 2014.

The Company did not have a stock option plan or an incentive plan that provided performance based incentive compensation during fiscal years 2015 or 2014.

On January 8, 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”). The Company’s stockholders approved the Plan at the Company’s Annual Meeting of Stockholders held on September 26, 2016. Pursuant to the terms of the Plan, the maximum number of shares of Common Stock available for the grant of awards under the Plan cannot exceed 30,000,000.

On January 8, 2016, the Company granted to certain of its directors, executive officers, and employees ten-year options to acquire 6,700,000 shares of Common Stock at an exercise price of $0.09 per share, which represented the closing price reported on the OTC Market Group, Inc.’s OTCQX tier on the grant date. One-twelfth of each option vests quarterly for the next twelve quarters. As of December 31, 2016, there were 2,233,332 vested options. No options were exercised or forfeited during the year ended December 31, 2016.

Derek Peterson

Mr. Peterson earned total cash compensation for his services to us in fiscal years 2016, 2015 and 2014 in the amounts of $178,000, $78,000 and $201,000, respectively, which represent his annual base salary for fiscal years 2016, 2015 and 2014, and bonuses in the amounts of $100,000, $0 and $0 for fiscal years 2016, 2015 and 2014, respectively. The base salary paid to Mr. Peterson for fiscal years 2016, 2015 and 2014 constituted approximately 36.24%, 59.66% and 38.75%, respectively, of the total compensation paid to Mr. Peterson as set forth in the “Total” column in the Summary Compensation Table.

On January 8, 2016, we granted Mr. Peterson a ten-year option to acquire 1,100,000 shares of Common Stock at $0.09 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2016, the option was one-third (1/3) vested.

On July 21, 2015, we issued to Mr. Peterson 550,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015.

On July 9, 2014, we issued to Mr. Peterson 588,235 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014.

Mr. Peterson also received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal years 2016, 2015 and 2014.

Michael Nahass

Mr. Nahass earned total cash compensation for his services to us in fiscal years 2016, 2015 and 2014 in the amounts of $265,000, $126,250 and $210,000, respectively, which represent his annual base salary for fiscal years 2016, 2015 and 2014, and bonuses in the amounts of $115,000, $0 and $0 for fiscal years 2016, 2015 and 2014, respectively. The salary paid to Mr. Nahass for fiscal years 2016, 2015 and 2014 constituted approximately 50.58%, 74.05% and 16.50%, respectively, of the total compensation paid to Mr. Nahass as set forth in the “Total” column in the Summary Compensation Table.

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On January 8, 2016, we granted Mr. Nahass a ten-year option to acquire 900,000 shares of Common Stock at $0.09 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2016, the option was one-third (1/3) vested.

On July 21, 2015, we issued to Mr. Nahass 450,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015.

On July 9, 2014, we issued to Mr. Nahass 490,196 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014. On December 23, 2014, we issued to Mr. Nahass 550,000 shares of Series B Preferred Stock, which is convertible into 2,961,379 shares of Common Stock. We valued the grant of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on December 23, 2014, which was $0.269 per share of Common Stock.

Mr. Nahass also received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal years 2016, 2015 and 2014.

Kenneth Vande Vrede

Mr. Vande Vrede earned total cash compensation for his services to us in fiscal years 2016, 2015 and 2014 in the amounts of $240,000, $124,167 and $210,000, respectively, which represent his annual base salary for fiscal years 2016, 2015 and 2014, and bonuses in the amounts of $100,000, $0 and $100,000 for fiscal years 2016, 2015 and 2014, respectively. The base salary paid to Mr. Vande Vrede for fiscal years 2016, 2015 and 2014 constituted approximately 51.82%, 74.67% and 24.55%, respectively, of the total compensation paid to Mr. Vande Vrede as set forth in the “Total” column in the Summary Compensation Table.

On January 8, 2016, we granted Mr. Vande Vrede a ten-year option to acquire 850,000 shares of Common Stock at $0.09 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2016, the option was one-third (1/3) vested.

On July 21, 2015, we issued to Mr. Vande Vrede 425,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015.

On July 9, 2014, we issued to Mr. Vande Vrede 444,444 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014.

Mr. Vande Vrede also received $6,000 in fiscal years 2016 and 2015 and $2,500 in fiscal year 2014, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month for the twelve months in fiscal years 2016 and 2015 and five months in fiscal year 2014.

Michael James

Mr. James earned total cash compensation for his services to us in fiscal years 2016, 2015 and 2014 in the amounts of $260,000, $126,250 and $132,500, respectively, which represent his annual base salary for fiscal years 2016, 2015 and 2014, and bonuses in the amounts of $110,000, $0 and $0 for fiscal years 2016, 2015 and 2014, respectively. The base salary paid to Mr. James for fiscal years 2016, 2015 and 2014 constituted approximately 14.90%, 23.53% and 19.26%, respectively, of the total compensation paid to Mr. James as set forth in the “Total” column in the Summary Compensation Table.

On January 8, 2016, we granted Mr. James a ten-year option to acquire 900,000 shares of Common Stock at $0.09 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2016, the option was one-third (1/3) vested.

On September 23, 2016, we also issued to Mr. James 151,162 shares of Series B Preferred Stock and 134 shares of Series Z Preferred Stock, which converted into 248,838 shares of Series B Preferred stock on September 27, 2016. We valued the grant of Series B Preferred Stock and Series Z Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQX tier on September 23, 2016, which was $0.332 per share of Common Stock.

On July 21, 2015, we issued to Mr. James 450,000 shares of Common Stock. The price per share was $0.085, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015. On July 21, 2015, we also issued to Mr. James 800,000 shares of Series B Preferred Stock, which is convertible into 4,307,460 shares of Common Stock. We valued the grant of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015, which was $0.085 per share of Common Stock. On July 9, 2014, we issued to Mr. James 490,196 shares of Common Stock. The price per share was $0.53, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014. On December 23, 2014, we issued to Mr. James 200,000 shares of Series B Preferred Stock, which is convertible into 1,076,865 shares of Common Stock. We valued the grant of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on December 23, 2014, which was $0.269 per share of Common Stock.

Mr. James also received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal years 2016, 2015 and 2014.

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 Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation policy is designed to attract and retain qualified key executive officers critical to our achievement of reaching and maintaining profitability and positive cash flow, and subsequently our growth and long-term success. To attract, retain, and motivate the executives officers required to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee reviews and approves the compensation arrangements for our executive officers, administers our equity compensation plan, and reviews the Board’s compensation. The Compensation Committee’s authority may not be delegated to our management or others. The Company does not use a compensation consultant to determine or recommend the amount or form of executive and director compensation.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

It is the objective of the Compensation Committee to have a portion of each executive officer’s compensation contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise and (ii) bonus and long-term equity incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time. Based on the foregoing objectives, the Compensation Committee has structured compensation of our executive officers to achieve the business goals set by us and reward the executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers. In its evaluation, the Compensation Committee reviews data on prevailing compensation practices of comparable companies in our peer group with whom we compete for executive talent, and evaluating such information in connection with corporate goals and compensation practices.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee relies on the following:

•	the annual reviews made by the Chief Executive Officer with respect to the performance of each of our other executive officers;

•	the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer;

•	compensation paid to executive officers of companies in our peer group; and

•	our annual performance with respect to our short-term and long-term strategic plan.

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There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining our executive compensation plan. The Compensation Committee also considers the results of the most recent shareholder advisory vote on executive compensation.

Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual bonus awards, and long-term equity incentive awards for our executive officers.

2016 Executive Compensation Components.

For the year ended December 31, 2016, the principal components of compensation for executive officers were: (i) base salary; and (ii) bonus and long-term equity incentive awards.

Base Salary. Base salaries are determined for each executive officer based on his individual qualifications and relevant experience, the strategic goals which he was responsible for, the compensation levels at companies in our peer group, and other incentives necessary to attract and retain qualified management. Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to base salaries are based on the annual reviews conducted by the Chief Executive Officer, for all executive officers other than the Chief Executive Officer, the annual review conducted by the Compensation Committee with respect to the Chief Executive Officer and the Compensation Committee’s assessment of each individual executive’s performance.

Bonuses and Long-Term Equity Incentive Awards. We provide executive officers and other key employees with incentive compensation to incentivize and reward them for high performance and achievement of certain Company goals. The bonus program is designed to reward our executive officers for achieving certain financial objections tied to growth and profitability set each year by the Compensation Committee. The long-term equity incentive awards are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

Cash bonuses are periodically award to our employees and to members of our management team. Such bonuses are discretionary in nature, and are based primarily on subjective criteria, such as overall company performance, both financial and operational, successful completion or implementation of process improvement goals, and individual performance merit. On occasion, we have paid small, sign-on bonuses to new employees as part of the hiring process. The dollar value of cash bonuses, other than sign-on bonuses, is determined by our Chief Executive Officer and submitted to the Compensation Committee for discussion and consideration.

The Compensation Committee has the latitude to award our executive officers, or other key employees, stock options. Stock options are awarded under the 2016 Equity Incentive Plan. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. Options are awarded at the closing price of the Company’s stock on the date of the grant.

For the year ended December 31, 2016, the Compensation Committee granted stock options to the executive officers as disclosed in the Narrative Discussion of Summary Compensation section above.

Retirement Benefits. We do not currently offer any retirement benefits.

Executive Compensation and Risk. Although a substantial portion of the compensation paid to our executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our executive officers because these programs are designed to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the Company. We achieve this balance through a combination of elements in our overall compensation plans, including: elements that reward different aspects of short-term and long-term performance; incentive compensation that rewards performance on a variety of different measures; and cash awards and stock option awards, to encourage alignment with the interests of stockholders.

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Employment Agreements and Change of Control Agreements

As of the date hereof, the Company has not entered into any employment agreements with any of its Named Executive Officers.

Equity Awards

On January 8, 2016, the Company granted certain Directors, officers and employees ten-year options to acquire 6,700,000 shares of the Company’s Common Stock at $0.09 per share. The options are in consideration of the services to be rendered, which vest and become exercisable with respect to one-twelfth (1/12) each quarter until the options are one hundred percent (100%) vested. As of December 31, 2016, the options were one-third (1/3) vested. The Company had no outstanding equity awards as of the fiscal years ended December 31, 2015 and 2014.

Grants of Plan-Based Awards

The following table shows information regarding the incentive awards granted to the named executive officers for 2016.

			Exercise	Grant Date
		Number of	Price of	Fair Value of
Executive	Grant Date	Option Awards	Option Award	Option Award
Derek Peterson	January 8, 2016	1,100,000	$0.09	$93,757.00

Michael Nahass	January 8, 2016	900,000	$0.09	$76,710.00

Michael James	January 8, 2016	900,000	$0.09	$76,710.00

Kenneth Vande Vrede	January 8, 2016	850,000	$0.09	$72,448.00

The above options were issued under the Company’s 2016 Equity Incentive Plan at the market price on the date of the grant. The options are for ten years and vest equally over twelve quarters.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2016.

			Equity Incentive Plan
	Number of	Number of	Awards: Number of
	Securities Underlying	Securities Underlying	Securities Underlying	Exercise
	Unexercised	Unexercised	Unexercised	Price	Expiration
	Options	Options	Unearned	of	Date of
Executive	Exercisable	Unexercisable	Option	Option	Option
Derek Peterson	366,667	733,333	733,333	$0.09	January 7, 2016

Michael Nahass	300,000	600,000	600,000	$0.09	January 7, 2016

Michael James	300,000	600,000	600,000	$0.09	January 7, 2016

Kenneth Vande Vrede	283,333	566,667	566,667	$0.09	January 7, 2016

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Director Compensation

Director Compensation for Fiscal Year 2016

The following table sets forth Director compensation as of December 31, 2016:

Name (1)	Fees Earned Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Kenneth P. Krueger	0	60,550	0	0	0	0	60,550

Steven Ross	58,331	273,874	22,729	0	0	0	354,934

______________

(1)

Derek Peterson, Michael Nahass and Kenneth Vande Vrede are not included in this table as they were executive officers of the Company during fiscal year 2016, and thus received no compensation for their service as Directors. The compensation of Messrs. Peterson, Nahass, and K. Vande Vrede as employees of the Company is shown in the Executive Compensation Section, Summary Compensation Table.

(2)

For valuation purposes, the dollar amount shown is calculated based on the market price of the Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each Director is set forth below.

(3)

Options are valued utilizing the Black Scholes method with the following inputs: stock price of $0.09, exercise price of $0.09, volatility of 121.62%, years 10, treasury bond rate 2.50% and dividend rate of 0%.

Narrative to Director Compensation Table

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the previous table. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Steven J. Ross

Mr. Ross earned cash fees as a retainer for his services as a director in fiscal year 2016 in the amount of $58,331. On November 10, 2016, we issued to Mr. Ross 720,721 shares of Common Stock. The price per share was $0.380, as reported on the OTC Market Group, Inc.’s OTCQX tier on November 10, 2016.

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On January 8, 2016, we granted Mr. Ross a ten-year option to acquire 800,000 shares of Common Stock at $0.09 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2016, the option was one-third (1/3) vested.

Kenneth P. Krueger

Mr. Krueger did not earn any cash fees for his services as a director during fiscal year 2016. On January 13, 2016, we issued to Mr. Krueger 350,000 shares of Common Stock. The price per share was $0.173, as reported on the OTC Market Group, Inc.’s OTCQX tier on January 13, 2016.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our Directors, nominees for Director, and executive officers; and (3) all Directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 2040 Main Street, Suite 225, Irvine, California 92614.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of the Record Date by the conversion of shares of Series A Preferred Stock and Series B Preferred Stock, or the exercise of options. These shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)

Derek Peterson	Common Stock	☐	(2)	☐	%

Kenneth P. Krueger	Common Stock	☐	(3)	☐	%

Michael James	Common Stock	☐	(4)	☐	%

Michael A. Nahass	Common Stock	☐	(5)	☐	%

Steven Ross	Common Stock	☐	(6)	☐	%

Kenneth Vande Vrede	Common Stock	☐	(7)	☐	%

All Directors and executive officers as a group (6 persons)		☐		☐	%

Salwa Ibrahim	Common Stock	☐	(8)	☐	%

Martin Kaufman	Common Stock	☐	(9)	☐	%

_____________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.
(1)	As of the Record Date, we had a total of [-----] shares of Common Stock issued and outstanding.

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(2)

Includes [-----] shares of Common Stock with respect to which Mr. Peterson has the right to acquire. Mr. Peterson owns Series A Preferred Stock, which is currently convertible into 50 shares of Common Stock, Series B Preferred Stock, which is currently convertible into [-----] shares of Common Stock, and [-----]shares of Common Stock underlying vested options. Mr. Peterson’s spouse, Amy Almsteier, owns [-----] shares of Common Stock and Series B Preferred Stock, which is currently convertible into [-----] shares of Common Stock. Mr. Peterson disclaims any beneficial ownership interest in the shares of Common Stock and Series B Preferred Stock held by Ms. Almsteier.

(3)	Includes [-----] shares of Common Stock underlying vested options.
(4)	Includes [-----] shares of Common Stock, which are issuable upon conversion of Series B Preferred Stock and [-----] vested options to acquire Common Stock.
(5)	Includes [-----] shares of Common Stock, which are issuable upon conversion of Series B Preferred Stock and [-----] shares of Common Stock underlying vested options.
(6)	Includes [-----] shares of Common Stock underlying vested options.
(7)

Includes [-----] shares of Common Stock with respect to which Mr. Vande Vrede has the right to acquire. Mr. Vande Vrede owns Series A Preferred Stock, which is currently convertible into 50 shares of Common Stock, Series B Preferred Stock, which is currently convertible into [-----] shares of Common Stock, and [----] shares of Common Stock underlying vested options.

(8)

The [-----] shares represent shares of Common Stock Ms. Ibrahim has the right to acquire. Ms. Ibrahim owns Series B Preferred Stock, which is convertible into [-----] shares of Common Stock. Additional information with respect to Ms. Ibrahim's Series B Preferred Stock can be found in the following beneficial ownership table. Ms. Ibrahim's address is in care of Black Oak Gallery at 578 West Grand Avenue, Oakland, California 94612.

(9)

The [-----] shares represent shares of Common Stock Mr. Kaufman has the right to acquire. Mr. Kaufman owns Series B Preferred Stock, which is convertible into [-----] shares of Common Stock. Additional information with respect to Mr. Kaufman's Series B Preferred Stock can be found in the following beneficial ownership table. Mr. Kaufman's addres is 2701 Telegraph Avenue, Suite 200, Oakland, California 944612.

The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series A Preferred Stock; (2) each of our Directors, nominees for Director and executive officers; and (3) all Directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 2040 Main Street, Suite 225, Irvine, California 92614.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Series A Preferred Stock(1)

Derek Peterson	Series A Preferred Stock	50	50%

Kenneth P. Krueger	Series A Preferred Stock	0	*	%

Michael James	Series A Preferred Stock	0	*	%

Michael A. Nahass	Series A Preferred Stock	0	*	%

Steven Ross	Series A Preferred Stock	0	*	%

Kenneth Vande Vrede	Series A Preferred Stock	50	50%

All Directors and executive officers as a group (6 persons)		100	100%

_____________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our Series A Preferred Stock.

(1)	As of the Record Date, we had a total of 100 shares of Series A Preferred Stock issued and outstanding.

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The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series B Preferred Stock; (2) each of our Directors, nominees for Director and executive officers; and (3) all Directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 2040 Main Street, Suite 225, Irvine, California 92614.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Series B Preferred Stock(1)

Derek Peterson	Series B Preferred Stock	☐	(2)	☐	%

Kenneth P. Krueger	Series B Preferred Stock	☐		☐	%

Michael James	Series B Preferred Stock	☐		☐	%

Michael A. Nahass	Series B Preferred Stock	☐		☐	%

Steven Ross	Series B Preferred Stock	☐		☐	%

Kenneth Vande Vrede	Series B Preferred Stock	☐		☐	%

All directors and executive officers as a group (6 persons)		☐		☐	%

Salwa Ibrahim	Series B Preferred Stock	☐	(3)(4)	☐	%

Martin Kaufman	Series B Preferred Stock	☐	(5)(6)	☐	%

____________

*	Represents beneficial ownership of less than one percent of the outstanding Series B Preferred Stock.
(1)	As of the Record Date, we had a total of [-----] shares of Series B Preferred Stock issued and outstanding.
(2)	Mr. Peterson disclaims any beneficial ownership interest in the shares of Series B Preferred Stock held by his spouse, Ms. Almsteier.
(3)	Ms. Ibrahim disclaims any beneficial ownership interest in the shares of Series B Preferred Stock held by her spouse, Mr. Kaufman.
(4)	Ms. Ibrahim’s address is in care of Black Oak Gallery at 578 West Grand Avenue, Oakland, California 94612.
(5)	Mr. Kaufman disclaims any beneficial ownership interest in the shares of Series B Preferred Stock held by his spouse, Ms. Ibrahim.
(6)	Mr. Kaufman’s address is 2701 Telegraph Avenue, Suite 200, Oakland, California 94612.

There are no arrangements known to the Company, which may at a subsequent date result in a change-in-control.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires officers, directors, and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2016, or with respect to such fiscal year, all Section 16(a) filing requirements were timely met.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MGO has served as independent registered public accounting firm to the Company since November 22, 2016 and is expected to be retained to serve in such capacity in 2017. The Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

On November 22, 2016 the Company dismissed Tarvaran, Askelson & Company (“TAC”) as the Company’s independent registered public accounting firm. The decision to change registered public accounting firms was approved by the Company’s Audit Committee.

The audit reports by TAC on the financial statements of the Company as of and for the years ended December 31, 2015 and December 31, 2014, did not contain an adverse opinion or disclaimer of opinion, and was not modified or qualified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2015 and through the subsequent interim period through November 22, 2016, there were no (1) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and TAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TAC, would have caused TAC to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years, or (2) reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K, except that TAC advised the Company of material weaknesses involving internal controls and procedures related to (i) a lack of a majority of independent members and a lack of a majority of outside directors on the Company’s Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (ii) inadequate segregation of duties consistent with control objectives.

The Company engaged MGO as its registered public accounting firm, effective November 22, 2016. The decision to appoint MGO as the new registered public accounting firm was approved by the Company’s Audit Committee.

During the Company’s two most recent fiscal years and through November 22, 2016, neither the Company nor anyone on its behalf consulted with MGO with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

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Although stockholder ratification of this appointment is neither required by law nor binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of MGO as the Company's independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of MGO. Representatives of MGO will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF MACIAS GINI & O’CONNELL LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

Other Independent Registered Accounting Firm Information

Principal Accounting Fees and Services

The aggregate fees billed for professional services by MGO for the year ended December 31, 2016 were as follows:

Fee Category	Fiscal 2016
Audit Fees	$370,000
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total	$370,000

The aggregate fees billed for professional services by TAC for the year ended December 31, 2015 were as follows:

Fee Category	Fiscal 2015	Fiscal 2016
Audit Fees	$112,663	155,270
Audit-Related Fees	$0
Tax Fees	$0
All Other Fees	$0
Total	$112,663	155,270

Audit Fees. Audit Fees consisted of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

Commencing upon its establishment on November 4, 2015, the Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent registered public accounting firm for audits of the Company's financial statements and internal control over financial reporting. In addition, the Audit Committee has sole responsibility for determining whether and under what circumstances the Company's independent registered public accounting firm may be engaged to perform audit-related and non-audit services and must pre-approve any audit-related and non-audit services performed by the independent registered public accounting firm consistent with applicable regulations. Under no circumstance is the Company's independent registered public accounting firm permitted to perform services of the nature described in Section 201 of the Sarbanes-Oxley Act.

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PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO IMPLEMENT ONE OR MORE REVERSE SPLITS OF OUR OUTSTANDING COMMON STOCK AT AN AGGREGATE RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-FIFTY, WITHIN THE DISCRETION OF THE BOARD, AT ANY TIME OR FROM TIME TO TIME, IN ANY EVENT PRIOR TO [DATE], 2018

General

The Board has approved and is seeking stockholder approval of one or more certificates of amendment to our Articles of Incorporation (each, a "Reverse Stock Split Amendment"), to implement one or more reverse splits of our issued and outstanding Common Stock, at an aggregate ratio of not less than one-for-five and not more than one-for-fifty, within the discretion of the Board, at any time or from time to time, in any event prior to [Date], 2018.

If Proposal 3 is approved by our stockholders, the Board will have the authority, without further action on the part of the stockholders, to implement one or more reverse splits of our issued and outstanding Common Stock at an aggregate ratio of not less than one-for-five and not more than one-for-fifty, within the discretion of the Board, at any time or from time to time, in any event prior to [Date], 2018. The Board may elect not to implement a reverse stock split, in its discretion, even if Proposal 3 is approved by our stockholders. A Reverse Stock Split Amendment may not be filed with the Secretary of State of the State of Nevada after the close of business on [Date], 2018. Thereafter, the Board will not have the authority to implement any or any further reverse stock splits without again seeking and obtaining approval from our stockholders.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our Common Stock outstanding immediately after a reverse stock split as such stockholder held immediately prior to that reverse stock split. Any such proposed reverse stock split will not affect the number of shares of our Common Stock authorized in the Articles of Incorporation, which is 990 million, or the number of authorized shares of Preferred Stock, which is 50 million. Because the number of shares of our authorized Common Stock will not be affected, the effect of one or more reverse stock splits, if implemented, will be an increase in the authorized, but unissued, shares of our Common Stock.

Purpose of Implementing a Reverse Stock Split

The Board recommends granting it authority for one or more reverse stock splits for the following reasons:

•

The Board believes that a reverse stock split is the most effective means of increasing the per-share market price of our Common Stock in order to satisfy certain quantitative standards for it to become listed on a securities exchange;

•	The Board believes that a higher per-share market price of our Common Stock could encourage greater investor interest in us and promote greater liquidity for our stockholders; and

•	The Board believes that a reverse stock split is advisable to maintain our financing and capital-raising ability and better position us to continue and/or expand our operations.

Meet Securities Exchange Listing Requirements

Our Common Stock is quoted on the OTC Markets Group, Inc.'s OTCQX tier under the symbol "TRTC." Trading in stock quoted on the OTC Markets Group, Inc.'s OTCQX tier is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. The market price of our Common Stock may be highly volatile. This volatility could depress the market price of our Common Stock for reasons unrelated to our operating performance. Moreover, the OTCQX tier and other over-the-counter trading systems do not benefit from the same type of Market-Maker trading systems utilized by stock exchanges such as the NYSE and NYSE Market and automated quotation systems such as NASDAQ. Rather, on the OTCQX tier and other over-the-counter markets, there is no assurance that a bid/ask price will be posted to facilitate trading of an over-the-counter quoted issuer at any particular point in time. As a result, trading of securities on the OTCQX tier and other over-the-counter systems is often more sporadic than the trading of securities listed on the NYSE, NYSE Market, NASDAQ, or similar large securities exchanges or markets. Accordingly, our stockholders may have greater difficulty selling their shares at any particular point in time.

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The Board's primary objective in implementing one or more reverse stock splits is to increase the per-share market price of our Common Stock in order to meet certain of the quantitative standards for listing on a securities exchange. We believe that listing our Common Stock on a securities exchange would provide better support for and maintain the liquidity of our Common Stock and increase Company recognition for our stockholders. Effecting one or more reverse stock splits would reduce our total shares of Common Stock outstanding, which the Board believes would increase the price per-share of our Common Stock to a level sufficient to meet one of the quantitative standards for listing on a securities exchange. However, as of the Record Date we have not applied to have our Common Stock listed on a securities exchange. We cannot assure you that implementing one or more reverse stock splits will result in the per-share market price of our Common Stock meeting all of the quantitative listing standards of any securities exchange, nor can we assure you that we will be able to meet the other quantitative listing standards or any other listing standards required to become listed on any such securities exchange.

Increase Market Price and Marketability of Our Common Stock

We also believe that the increased per-share market price of our Common Stock expected as a result of implementing one or more reverse stock splits will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. Our Common Stock is a penny stock. The SEC has adopted Rule 15g-9, which generally defines "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

The Board believes that reducing the current number of shares of our Common Stock may support a higher fair market per-share value of our Common Stock based on our current market capitalization. Accordingly, we believe that one or more reverse stock splits to reduce the current number of outstanding shares of our Common Stock, and thereby attempt to raise the fair market per-share value of our Common Stock to greater than $5.00 per share, is in the best interests of our stockholders. The Board believes that a decrease in the current number of outstanding shares of our Common Stock as a consequence of a reverse stock split should increase the fair market per-share value of our Common Stock, which may encourage greater interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, we cannot assure you that a reverse stock split will have the desired effect of raising the fair market per-share value of our Common Stock or increase the marketability of our Common Stock.

Appeal to a Broder Range of Investors to Generate Greater Investor Interest in Us

The Board believes that the fair market per-share value of our Common Stock is currently at a level that may cause potential investors to view an investment in us as unduly speculative and that the fair market per-share value of our Common Stock is currently lower than it would be if the number of our issued and outstanding shares of Common Stock were decreased. Although the increase in the fair market per-share value of our Common Stock, as a consequence of a reverse stock split, may be proportionately less than the decrease in the number of shares outstanding and any increased liquidity due to any increased per-share price could be partially or entirely offset by the reduced number of shares outstanding after any such reverse stock split has taken effect, the Board believes that a reverse stock split could result in a per-share price that adequately compensates for the adverse impact of the market factors noted above and that any increase in the fair market per-share value of our Common Stock may make the shares of our Common Stock more attractive to potential investors.

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Further, Financial Industry Regulatory Authority ("FINRA") sales practice requirements may also limit a stockholder's ability to buy and sell our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer when making an investment recommendation to a customer. Prior to recommending speculative low-priced stocks to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced stocks will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total stock value than would be the case if the stock price were substantially higher. As a result, certain investors may be dissuaded from purchasing lower-priced stocks. We believe that a higher stock price after any such reverse stock split may reduce this concern and will make our Common Stock a more attractive and cost-effective investment for many investors. It should be noted, however, that the liquidity of our Common Stock may be adversely affected by any such proposed reverse stock split, given the reduced number of shares that would be outstanding after a reverse stock split is implemented.

Assist in Future Financing and Capital Raising Transactions

We believe that we will require additional financing in the future. Historically, we have sought financing through private placements of equity and convertible debt securities. However, we do not currently have sufficient shares to enable us to pursue financing or capital raising transactions through private placements of equity or debt securities. The Board believes that the additional authorized shares of our Common Stock available following any effected reverse stock split will assist us in pursuing future financing and capital raising transactions without the delay and expense in seeking stockholder approval to increase the number of our authorized shares of Common Stock. The Board also believes that, after effecting one or more reverse stock splits, the enhanced acceptability and marketability of our Common Stock discussed above will assist us in future financing and capital raising transactions.

While there can be no assurance, the Board believes that implementing one or more reverse stock splits is in the best interests of the Company and our stockholders in order to realize the potential benefits discussed above. However, we cannot assure you that one or more reverse stock splits, if implemented, will have the desired effect of proportionately raising our Common Stock price over the long term, or at all. The effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances is varied. The market price of our Common Stock may vary based on other factors unrelated to the number of shares outstanding, including our future performance. However, we believe that the ability to implement one or more reverse stock splits, and thereby have successive reductions in the number of outstanding shares of our Common Stock, provides the Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our Common Stock in order to realize these potential benefits.

Determination of Ratio

The ratio of a Common Stock reverse stock split, if approved and implemented at any time and from time to time, will be an aggregate ratio of not less than one-for-five and not more than an aggregate ratio of not more than one-for-fifty, as determined by the Board in its sole discretion. In determining a reverse stock split ratio, the Board will consider numerous factors, including:

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•	the historical and projected performance of our Common Stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our Common Stock;

•	the desire to satisfy the minimum closing price requirements for listing on a securities exchange;

•

our capitalization (including the number of shares of our Common Stock issued and outstanding and issuable upon conversion of our debt securities and Preferred Stock and exercise of any warrants and options);

•	the prevailing trading price for our Common Stock and the volume levels thereof; and

•	potential devaluation of our market capitalization as a result of such reverse stock split.

The purpose of asking for authorization to implement one or more reverse stock splits at a ratio to be determined by the Board (within the authorized range), as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Effects of a Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the implementation of any such reverse stock split as that stockholder held immediately prior to such reverse stock split. On the Record Date, [---------] shares of our Common Stock were issued and outstanding and [---------] shares of our Common Stock were authorized but unissued. As of the Record Date, we were obligated to issue [---------] shares in the future, consisting of (i) [---------] shares of our Common Stock potentially issuable upon exercise of outstanding warrants, (ii) [---------] shares of our Common Stock potentially issuable upon exercise of outstanding stock options, (iii) 100 shares of our Common Stock potentially issuable upon the conversion of outstanding Series A Preferred Stock, (iv) [---------] shares our Common Stock potentially issuable upon the conversion of outstanding Series B Preferred Stock, and (v) up to [---------] shares of our Common Stock issuable upon the conversion of outstanding convertible notes. All of these share numbers will be adjusted as follows: (i) with respect to outstanding options and warrants, the respective exercise prices of the options and warrants would increase by a factor equal to the inverse of such reverse stock split ratio (e.g., if a one-for-five ratio were to be selected by the Board, then the exercise price of our outstanding options and warrants would increase by a factor of five), (ii) with respect to our Series A Preferred Stock, the conversion rates would be adjusted in accordance with the ratio of a reverse stock split, and (iii) with respect to our Series B Preferred Stock, the conversion rates would be adjusted in accordance with the ratio of a reverse stock split.

After a reverse stock split is implemented, each stockholder will own a reduced number of shares of our Common Stock based on the exchange ratio selected by the Board for that particular reverse stock split. For example, if the Board decides to implement a one-for-five reverse stock split, then every five shares of our Common Stock that a stockholder owns will be combined and converted into a single share of our Common Stock. We estimate that, following the implementation of a reverse stock split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of a reverse stock split alone would not change any stockholder's proportionate ownership interest in our Common Stock. The implementation of a reverse stock split may, however, increase the number of our stockholders who own "odd lots" of less than 100 shares of our Common Stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of our Common Stock.

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Because the number of shares of our authorized Common Stock will not be affected, any proposed reverse stock split will result in an increase in the authorized, but unissued, shares of our Common Stock of 990 million shares. No reverse stock split will affect the par value of our Common Stock, which shall remain at $0.001 per share, or the number of authorized shares of Preferred Stock, which we may issue that shall remain at 50 million shares. Our Preferred Stock is available for issuance from time to time for such purposes and consideration as the Board may approve in its discretion.

The table below illustrates the number of shares of our Common Stock authorized for issuance following an initial reverse stock split, the approximate number of shares of our Common Stock that would remain outstanding following such reverse stock split, the approximate number of shares of our Common Stock reserved for future issuance upon exercise or conversion of outstanding options, warrants, Series A Preferred Stock (which conversion rate will be adjusted by the ratio of a reverse stock split), Series B Preferred Stock (which conversion rate will be adjusted by the ratio of a reverse stock split), and notes following such reverse stock split, and the number of unreserved shares of our Common Stock available for future issuance following such reverse stock split. The information in the following table is based on [-------] shares of our Common Stock issued and outstanding as of the Record Date and a maximum of [-------] shares of our Common Stock that we are obligated to issue as of the Record Date.

Proposal Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Outstanding (Post-Reverse Split)	Approximate Number of Shares of Common Stock We Are Obligated to Issue in the Future (1)	Approximate Number of Shares of Common Stock Available for Future Issuance (2)

1-for-5	990,000,000	☐	☐	☐
1-for-10	990,000,000	☐	☐	☐
1-for-15	990,000,000	☐	☐	☐
1-for-20	990,000,000	☐	☐	☐
1-for-25	990,000,000	☐	☐	☐
1-for-30	990,000,000	☐	☐	☐
1-for-35	990,000,000	☐	☐	☐
1-for-40	990,000,000	☐	☐	☐
1-for-45	990,000,000	☐	☐	☐
1-for-50	990,000,000	☐	☐	☐

___________

(1)	We are obligated to issue shares of our Common Stock in the future pursuant to certain exercises or conversions of warrants, options, convertible debt securities, and Preferred Stock. This column sets forth the maximum number of shares of our Common Stock that, as of the Record Date, we are obligated to issue in the future.

(2)	The number of shares of our Common Stock available for future issuances represents the number of shares of our Common Stock authorized for issuance less (i) the number of shares of our common stock outstanding and (ii) the number of shares that, as of the Record Date, we are obligated to issue in the future as described more fully in Footnote (1).

As reflected in the table above, the number of authorized shares of our Common Stock will not be reduced by a reverse stock split. Accordingly, a reverse stock split will have the effect of creating additional unissued and unreserved shares of our Common Stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our Common Stock that would be available as a result of a proposed reverse stock split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable law), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity compensation to our employees, executive officers, directors, and consultants, (iii) entering into collaborations and other strategic relationships, (iv) expanding our business through the acquisition of other businesses or products, (v) declaring of stock splits, and (v) declaring of stock dividends.

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Although the Board expects that the reduction in outstanding shares of our Common Stock will result in an increase in the per-share price of our Common Stock, there is no assurance that such a result will occur. Similarly there is no assurance that, if the per-share price of our Common Stock increases as a result of a reverse stock split, such increase in the per-share price will be permanent, which will be dependent on several factors:

•	Should the per-share price of our Common Stock decline after implementation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•

The anticipated resulting increase in per-share price of our Common Stock due to a reverse stock split is expected to encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after any such reverse stock split.

•

A reverse stock split could be viewed negatively by the capital markets and, consequently, could lead to a decrease in our overall market capitalization. That is often the case that a reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

•

One of the purposes for the proposed reverse stock split is to meet the per-share minimum price requirements to list our Common Stock on a securities exchange. If we are unable to meet such minimum requirements, and are unable to become listed on a securities exchange, our liquidity and stock price may be negatively affected (and we may need to implement an additional reverse stock split).

Treatment of Fractional Shares

No fractional shares of our Common Stock will be issued as a result of a reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the applicable ratio will automatically be entitled to have any such fractional share rounded up to the nearest whole share.

Effect on Registered Stockholders of Our Common Stock Holding Certificates

If a reverse stock split is effected, and you hold shares of our Common Stock in certificated form, you will not be required to surrender your stock certificates. Instead, we will give notice to our transfer agent of the reverse stock split and the Effective Date of the Reverse Stock Split Amendment in order to reflect the number of our issued and outstanding shares of capital stock and the number of shares of our Common Stock that you hold.

Effect on Beneficial Stockholders of Our Common Stock

If your shares are held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in "street name," then you are the beneficial owner of those shares. We intend to treat stockholders holding our Common Stock in street name in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding shares of our Common Stock in street name. However, these banks, brokers, or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker, or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker, or nominee.

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Effect on Registered "Book-Entry" Stockholders of Our Common Stock

If a reverse stock split is effected, and you hold shares of our Common Stock electronically in book-entry form shares (i.e., shares held in book-entry form and not represented by a physical certificate) with our transfer agent, you will not be issued stock certificates evidencing your ownership after that reverse stock split, and you do not need to take action to receive post-reverse stock split shares. Your holdings will be electronically adjusted by our transfer agent to give effect to that reverse stock split.

Accounting Consequences

The par value of our Common Stock will remain unchanged at $0.001 per share after each reverse stock split, if any. As a result, our "stated capital," which consists of the par value per share of our Common Stock multiplied by the aggregate number of issued and outstanding shares of our Common Stock, will be reduced proportionately at the effective time of each reverse stock split. Correspondingly, our "additional paid-in capital," which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income, and other per-share amounts will be proportionately increased as a result of each such reverse stock split because there will be fewer shares of our Common Stock then issued and outstanding.

Potential Anti-Takeover Effect

Although in certain circumstances the increased proportion of authorized but unissued shares to issued shares could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us and another company), the proposal to implement one or more reverse stock splits is not being proposed in that context. We are not aware of any third-party's effort to accumulate shares of our Common Stock or obtain control of us, and it is not part of a plan by management to recommend a series of similar actions to the Board and stockholders. Other than seeking approval of our stockholders to file one or more Reverse Stock Split Amendments to effect one or more reverse stock splits, the Board currently does not contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to effect a change control of us.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to our proposal to implement one or more reverse stock splits, and we will not independently provide our stockholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of a reverse stock split, the Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act and the implementation of any proposed reverse stock split to the maximum ratio requested will not cause us to go private.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a reverse stock split to holders of our Common Stock. It addresses only U.S. stockholders who hold the pre-reverse stock split Common Stock and post-reverse stock split Common Stock as "capital assets" within the meaning of Section 1221 of the Code. This discussion does not purport to be a complete discussion of all of the possible federal income tax consequences of a reverse stock split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, including, but not limited to:

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•	banks, financial institutions, thrifts, mutual funds, or trusts;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or foreign currency;

•	real estate investment trusts, personal holding companies, regulated investment companies, or passive foreign investment companies;

•	foreign or United States expatriate stockholders;

•	stockholders who are not "United States persons," as defined in Section 7701 of the Code;

•	controlled foreign corporations;

•	stockholders with a functional currency other than the U.S. dollar;

•	stockholders who hold the pre-reverse stock split Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;

•	stockholders who hold the pre-reverse stock split Common Stock as "qualified small business stock" within the meaning of Section 1202 of the Code;

•	common trusts;

•	traders, brokers, or dealers in securities who elect to apply a mark-to-market method of accounting;

•	partnerships or other pass-through entities or investors in such entities;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	stockholders who acquired their pre-reverse stock split Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; or,

•	holders of warrants or stock options.

In addition, this discussion does not address any tax considerations under state, local, gift, or foreign tax laws.

This summary is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the Record Date and all of which are subject to differing interpretations. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of a reverse stock split to vary substantially from the consequences described herein. Further, no ruling from the IRS or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary. This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

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A reverse stock split is intended to constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code. Certain filings with the IRS must be made by us and certain "significant holders" of our Common Stock in order for the reverse stock split to qualify as a recapitalization. The tax consequences discussed below assume that a reverse stock split is treated as a recapitalization and that our Common Stock is held by each stockholder as a capital asset:

•

A stockholder generally will not recognize gain or loss as a result of a reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split Common Stock; however, we are proposing to round each post-reverse stock split share of our Common Stock to the next whole share.

•

A stockholder's aggregate tax basis of the post-reverse stock split Common Stock received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse stock split Common Stock exchanged therefor (excluding any portion of the stockholders' tax basis allocated to fractional share interests).

•	A stockholder's holding period for our Common Stock held after a reverse stock split will include the holding period of the pre-reverse stock split Common Stock.

•	No gain or loss for federal income tax purposes will be recognized by us as a result of the reverse stock split.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of a reverse stock split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of a reverse stock split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE PROPOSAL TO IMPLEMENT ONE OR MORE REVERSE STOCK SPLITS OF OUR OUTSTANDING COMMON STOCK AT AN AGGREGATE RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-FIFTY, WITHIN THE DISCRETION OF THE BOARD, AT ANY TIME OR FROM TIME TO TIME PRIOR TO [DATE], 2018

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company must receive by [_____], 2018 any proposal of a stockholder intended to be presented at the 2018 Annual Meeting of Stockholders of the Company (the "2018 Meeting") and to be included in the Company's proxy card, notice of meeting, and proxy statement related to the 2018 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Terra Tech Corp., 2040 Main Street, Suite 225, Newport Beach, California, 92614, and should be submitted to the attention of Michael Nahass by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act ("Non-Rule 14a-8 Proposals") in connection with the 2018 Meeting must be received by the Company by [_____], 2018 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2018 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after [_____], 2018.

PROXY SOLICITATION AND COSTS

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers, and employees of the Company by personal interview or telephone. Such Directors, officers, and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

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STOCKHOLDERS SHARING THE SAME ADDRESS

Under rules of the SEC, to minimize mailing costs we are permitted to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if they appear to be members of the same family. A number of brokerage firms have also instituted this practice with respect to the delivery of documents to stockholders residing at the same address. With this practice, however, each stockholder continues to receive a separate proxy card for voting. Any stockholder affected by this practice who desires to receive multiple copies of annual reports and proxy statements in the future should call 1-619-664-4780.

OTHER MATTERS

The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Michael A. Nahass

Michael A. Nahass

Secretary

[________], 2018

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ADDITION, REGISTERED STOCKHOLDERS CAN CAST THEIR VOTE ELECTRONICALLY AT

HTTP://WWW.westcoaststocktransfer.com/proxy-trtc/.

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TERRA TECH CORP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCK HOLDERS – on [DATE], 2017 AT [TIME] AM PDT
CONTROL ID:
REQUEST ID:

The undersigned hereby revokes all appointments of proxies previously given and appoints Derek Peterson and Michael A. Nahass (the "Proxies"), or any substitutes appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Common Stock of TERRA TECH CORP. (the "COMPANY") held of record by the undersigned on [________], 2017, at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held at The Pacific Club, La Jolla Room located at 4110 MacArthur Boulevard, Newport Beach, California 92660 at [Time] AM PDT, and at any postponements or adjournments of the Annual Meeting.

 I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares "FOR" in the case of the election of each nominee named in Proposal 1, and "FOR" in the case of Proposal 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's proxy tabulator, West Coast Stock Transfer, Inc., or the Company's Corporate Secretary, a written instrument revoking it or a duly executed written or Internet appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www. westcoaststocktransfer.com/proxy-trtc/

Go to the above Internet website. Have your proxy card in hand when you access the website. Enter your "Control Number" printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet only until 11:59 p.m. EDT on [Date], 2017, which is the day before the Annual Meeting date.

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ANNUAL MEETING OF THE STOCKHOLDERS OF TERRA TECH CORP. TERRA TECH CORP			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	To elect the five (5) directors nominated by our Board of Directors as set forth in the Proxy Statement:	→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT	Control ID:	REQUEST ID:
			☐	☐
	Derek Peterson				☐
	Kenneth P. Krueger				☐
	Michael A. Nahass				☐
	Steven J. Ross				☐
	Kenneth Vande Vrede				☐
Proposal 2		→	FOR	AGAINST	ABSTAIN
	To ratify the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017		☐	☐	☐
			FOR	AGAINST	ABSTAIN
Proposal 3

To approve an amendment to the Company's Amended Articles of Incorporation to implement one or more reverse stock splits of the Company's common stock at an aggregate ratio of not less than one-for-five and not more than one-for-fifty, within the discretion of the Board of Directors, at any time or from time-to-time prior to [Date], 2018

			☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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